UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/27/2010

NEUTRAL TANDEM, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33778

Delaware	31-1786871
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One South Wacker Drive
Suite 200
Chicago, Illinois 60606
(Address of principal executive offices, including zip code)

312-384-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On April 27, 2010, the United States District Court for the Northern District of Illinois issued an order denying without prejudice the motion of Peerless Network seeking leave to file a motion to stay the patent litigation Neutral Tandem initiated against Peerless Network, et al. Peerless Network sought to stay the patent litigation pending the United States Patent and Trademark Office's inter partes reexamination of the validity of U.S. Patent 7,123,708. As a result of the Court's order, discovery will go forward and the trial remains scheduled to begin in September 2010.

Cautions Concerning Forward Looking Statements

This report contains forward-looking statements that involve substantial risks and uncertainties. The words "seeking," "asserts," "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based upon assumptions about future events that may not prove to be accurate. These statements are not guarantees of future performance or events and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak to events only as of the date they are made and Neutral Tandem undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Specific factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, Neutral Tandem's ability to successfully enforce its patent and protect the proprietary methods, technologies and other intellectual property rights related to Neutral Tandem's patent, and other important factors disclosed previously and from time to time in Neutral Tandem's filings with the Securities and Exchange Commission, particularly in the "Risk Factors" section of Neutral Tandem's Annual Report on Form 10-K for the period ended December 31, 2009, as such Risk Factors may be updated from time to time in subsequent reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

Date: April 28, 2010	By:	/s/ Robert M. Junkroski
Robert M. Junkroski